EXHIBIT 10.52

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [***]. MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SEVENTH AMENDMENT TO
MASTER LEASE AGREEMENT

THIS SEVENTH AMENDMENT TO MASTER LEASE AGREEMENT (this “Amendment”) dated this 11th day of September, 2011, is made and entered into by and between WAL-MART STORES EAST, LP, a Delaware limited partnership, WAL-MART STORES, INC., a Delaware corporation; WAL-MART LOUISIANA, LLC, a Delaware limited liability company; WAL-MART STORES TEXAS, LLC, a Texas limited partnership, WAL-MART STORES ARKANSAS, LLC, an Arkansas Limited Liability Company (collectively “Landlord”) and CPI Corp., a Delaware corporation (“Tenant”).
RECITALS
WHEREAS, Landlord and Portrait Corporation of America, Inc. (“PCA”) entered into that certain Master Lease Agreement (the “Master Lease”) effective June 8, 2007;
WHEREAS, PCA assigned its right and obligations under the Master Lease to Tenant pursuant to that certain First Amendment to Master Lease Agreement dated June 20, 2007;
WHEREAS, Landlord and Tenant entered into a Second Amendment to the Master Lease dated August 20, 2007, wherein paragraph 8.a.(2) of Appendix 1 replaced the date February 1, 2007 with June 8, 2007;
WHEREAS, Landlord and Tenant entered into a Third Amendment to the Master Lease dated April 15, 2008, wherein Section 1.1H, Section 1.1.K of the Master Lease and Sections 8(e)(1), 8(e)(2), 8(e)(3) and 8(e)(4) of Appendix 1 as well as Section 3 of the Appendix is were modified;
WHEREAS, Landlord and Tenant entered into a Fourth Amendment to the Master Lease dated October 30, 2009, wherein Paragraph 8.i of Appendix 1 of the Master Lease was modified to reflect a reduction in Tenant's Letter of Credit from [***] to [***];
WHEREAS, Landlord and Tenant entered into a Fifth Amendment to the Master Lease dated June 3, 2010, wherein Landlord and Tenant amended Subsection 8a.(4) of Appendix 1 to reflect for each Leased Premises from which Landlord received Base Rent for the period of July 1, 2008 through June 30, 2009 at a rate of [***], that the parties mutually agreed to extend the Term for two (2) years;
WHEREAS, Landlord and Tenant entered into a Sixth Amendment to the Master Lease dated July 1, 2010, wherein Landlord and Tenant amended Section 3.5, Section 7.3, and Section 7.3B(3) of the Master Lease and Sections 3, 8a.(4) and 8.b (6) of Appendix 1 to the Master Lease and deleted Sections 7, 8a. (1), 8c. 8d., 8e., 8f. (2) and 8g. of Appendix 1 of the Master Lease and added Wal-Mart Stores, Arkansas, LLC as a party to the Master Lease; and
WHEREAS, Landlord and Tenant desire to further modify the Master Lease in accordance with the terms and provisions of this Amendment.
NOW, THEREFORE, in consideration of the premises and promises contained herein, and other good and valuable consideration, the receipt and sufficiency and validity of which are hereby acknowledged, Landlord and Tenant agree as follows:

AGREEMENT

1.	Accuracy of Recitals. The foregoing recitals are true and correct and are hereby incorporated in this Amendment as if fully set forth herein.

2.	Definitions. Capitalized terms used in this Amendment without definition shall have the meaning assigned to them in the Master Lease, as amended, unless the context expressly requires otherwise.

3.	Amendment. The Master Lease is amended as follows:
(a) Appendix 1- Subsection 8.b.(3)-Rent. Subsection 8.b.(3) of Appendix-1 is hereby amended in its entirety to read as follows:

(1)
From February 1, 2009 through the end of the Lease Term, including any renewal, [***] of the monthly Gross Sales (as defined below) for all merchandise sold or services performed in the Leased Premises; provided, however that the fees payable for services performed and merchandise sold or delivered from the Leased Premises which services or sales are primarily derived from photography services performed outside the Leased Premises (“Mobile”) shall be [***] of such Gross Sales. Tenant shall pay Landlord the Base Rent due by the tenth (10th) calendar day of the month following the month in which such Gross Sales occurred. For example the monthly Base Rent due for the period ending February 28, 2009 is due on March 10, 2009.

(b) Appendix 1-Subsection 8.b.(4)-Rent. Subsection 8.b.(4) is hereby amended in its entirety to read as follows:

(4)
In the event that Tenant fails to pay any amount due under this Master Lease within five (5) days of the date such amount is due, Rent for the full term of the Master Lease (excluding Rent for Mobile transactions) will automatically reset to [***] of the monthly Gross Sales, with any retroactive arrearages due and payable immediately.

(c) Appendix 1-Subsection 8.b.-Rent. Subsection 8.b. is hereby amended so as to renumber the section previously added pursuant to the Sixth Amendment to the Master lease which reads as follows: “(4) The top [***] of stores in sales will pay an additional [***] in fees [***]. Landlord will pro-rate the current year based on a 365 day year effective from July 1, 2010.” Said language shall now be renumbered as Subsection 8.b.(5).

4.	Headings. The section headings are for convenience of reference only and do not modify or restrict any provisions hereof and shall not be used to construe any provisions.

5.
Successors. This Amendment shall inure to the benefit of and bind the parties hereto and their respective executors, heirs, administrators, successors and assigns to the extent permitted by the Master Lease.

6.
Full Force and Effect. Except as expressly modified by this Amendment, the Master Lease, as amended by the First, Second, Third, Fourth, Fifth, and Sixth Amendments, remains unmodified in full force and effect and is ratified by the parties hereto.

7.
Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which, together, shall constitute one and the same instrument. Facsimile signatures shall have the same force and effect as original signatures.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year written below.
Landlord: Wal-Mart Stores, Inc.

/s/Don R. Etheredge            November 2, 2011
_____________________________      __________________
Wal-Mart Stores, Inc.                 Date

Landlord: Wal-Mart Stores East, LP

/s/Don R. Etheredge            November 2, 2011
_________________________        _______________
Wal-Mart Stores East, LP             Date

Landlord: Wal-Mart Stores Texas, LLC

/s/Don R. Etheredge            November 2, 2011
_________________________        _______________
Wal-Mart Stores Texas, LLC              Date

Landlord: Wal-Mart Louisiana, LLC

/s/Don R. Etheredge            November 2, 2011
________________________        _______________
Wal-Mart Louisiana, LLC              Date

Landlord: Wal-Mart Stores, Arkansas, LLC

/s/Don R. Etheredge            November 2, 2011
_________________________     _______________
Wal-Mart Stores, Arkansas, LLC             Date

Tenant: CPI Corp.

/s/Dale Heins                September 12, 2011
_________________________        ________________
Dale Heins                 Date

Dale Heins
________________________
Printed Name

Executive Vice President, Finance,
Chief Financial Officer and Treasurer
______________________________
Title